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                                                                    EXHIBIT 23.3

                                     CONSENT
                                       of
                            DELOITTE TOUCHE TOHMATSU

         We hereby consent to (i) the inclusion of our Independent Report In Respect of the Proposed Separation of Fisher & Paykel Industries Limited, dated August 23, 2001, delivered to the Board of Directors of Fisher & Paykel Industries Limited, as Appendix B to the Registration Statement of Fisher & Paykel Industries Limited on Form F-1, and (ii) the reference made to our firm and such opinion in such Registration Statement under the caption entitled "The Reorganization." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

DELOITTE TOUCHE TOHMATSU

/s/ Deloitte Touche Tohmatsu
----------------------------
Auckland, New Zealand
September 13, 2001